ITEM 77K - Changes in registrant's certifying accountant

The following information responds to Item 304 (a)(1) of Regulation S-K

(i)	On September 2, 2003, the members of the Committee of
Variable Contract Account - 10 (the "Fund") voted not to re-appoint PricewaterhouseCoopers LLP, as independent auditors for the year ending December 31, 2004.

(ii)	PricewaterhouseCoopers LLP's report on the financial
statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)	During the Fund's two most recent fiscal years
ended December 31, 2003, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused
PricewaterhouseCoopers LLP to make a reference to the subject matter of the disagreement(s) in connection with its reports.

(iv)	Pursuant to Item 304(a)(3) of Regulation S-K, the
Fund requested PricewaterhouseCoopers LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PricewaterhouseCoopers LLP agrees with the above statements. PricewaterhouseCoopers LLP has provided the letter that is attached as
Exhibit 77Q1(b).

(v)	On September 2, 2003, the Fund engaged KPMG LLP
as its new independent auditors. During the Fund's two most recent fiscal years ended December 31, 2003, the Fund did not consult with KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund's financial statements, or any other matters or reportable events as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.


         ______________________________________



February 26, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Variable
Contract Account - 10 (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR dated
February 26, 2004. We agree with the statements concerning our Firm in such Item 77K.

Yours very truly,



PricewaterhouseCoopers LLP